UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2009

US GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-33190	84-0796160
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

99 George Street, 3rd Floor, Toronto, Ontario Canada		M5A 2N4
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 441-0690

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 12, 2009, US Gold Corporation (“US Gold” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with GMP Securities L.P. and Dahlman Rose & Company, LLC (the “Underwriters”). The Underwriting Agreement relates to the issuance and sale in a public offering (the “Offering”) by US Gold of up to 22,000,000 shares (the “Shares”) of its common stock, no par value per share. The price per Share to the Underwriters is $1.88 per Share, and the Underwriters will initially offer the Shares to the public at $2.00 per Share. The Offering will be made under US Gold’s shelf registration statement on Form S-3 (Registration No. 333-157998) (the “Registration Statement”), including a base prospectus dated April 23, 2009, as supplemented by a prospectus supplement dated May 12, 2009. The Underwriting Agreement contains customary representations, warranties and covenants by US Gold, conditions to closing and indemnification provisions, an underwriters’ over-allotment option to purchase up to an additional 3,300,000 shares of common stock, as well as a form lock-up agreement that has been signed by the Company’s directors and officers. This summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement filed herewith as Exhibit 1.1 and incorporated into this Item 1.01 by reference.  The press release announcing the pricing of the Offering is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with the issuance of the Shares in the Offering, Hogan & Hartson L.L.P., counsel to the Company, will deliver an opinion to the Company regarding the legality of the Shares upon issuance and sale thereof, which is attached hereto as Exhibit 5.1. This description of the opinion is qualified in its entirety by reference to Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement, dated May 12, 2009, between US Gold Corporation, GMP Securities L.P. and Dahlman Rose & Company, LLC.

5.1	Opinion of Hogan & Hartson L.L.P.

99.1	Press Release dated May 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

US GOLD CORPORATION

Date: May 12, 2009	By:	/s/ Perry Y. Ing
	Name:	Perry Y. Ing
	Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.

1.1	Underwriting Agreement, dated May 12, 2009, between US Gold Corporation, GMP Securities L.P. and Dahlman Rose & Company, LLC.

5.1	Opinion of Hogan & Hartson L.L.P.

99.1	Press Release dated May 12, 2009.